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                                                                      Exhibit 21


                 Subsidiaries of Guaranty Financial Corporation
                 ----------------------------------------------


                 Name of Subsidiary                      State of Organization
                 ------------------                      ---------------------

      Guaranty Bank                                             Virginia

           - GMSC, Inc.                                         Virginia

           - Guaranty Investments Corporation                   Virginia

      Guaranty Capital Trust I                                  Delaware